THIS SUBLEASE is made as of the 1st day of December, 1998

BETWEEN:

            UBS BANK (CANADA), a bank incorporated
            under the laws of Canada, (formerly Union
            Bank of Switzerland (Canada))

            (the "Sublandlord")

             - and -

            3423336 CANADA LTD., a corporation incorporated under the laws of Canada

            (the "Subtenant")

RECITALS:

A. By a lease dated as of the 27th day of January, 1987, as amended on three occasions (January 27, 1987, July 20, 1987 and February 10,
       1988), (the "Lease"), 2000 McGill College Ave. Building Inc. (the "Head Landlord") leased to the Sublandlord certain premises (the "Premises") in the City of Montreal, in the Province of Quebec, in the building (the "Building") municipally known as 2000 McGill College Avenue, as more particularly described in the Lease.

B. The term of the Lease expires on the 15th day of June, 2002, and is subject to the tenant's covenants and agreements therein contained.

C. The Sublandlord has agreed to grant to the Subtenant, on the terms and conditions hereinafter set forth, a sublease of that certain portion of the Premises, as shown on Schedule "A" annexed hereto comprising approximately 5,948 square feet of gross leasable area (which portion is hereinafter called the "Subleased Premises").

       NOW THEREFORE IN CONSIDERATION of the rents, covenants and agreements herein contained and by the parties to be respectively paid, observed and performed, the parties hereto hereby covenant and agree each with the other as follows:

1. All capitalized words and phrases used herein shall have the meaning ascribed to them in the Lease unless specifically stated otherwise.

2. The Sublandlord hereby leases the Subleased Premises to the Subtenant, subject to the reservation of rent and to the terms, covenants and conditions hereinafter contained.

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3.     This Sublease shall be for a term of three (3) years, six (6) months and fourteen (14) days to be computed from the 1st day of December, 1998 and expiring on the 14th day of June, 2002 (the "Sublease Term").

4. During the Sublease Term, the Subtenant shall pay to the Sublandlord, without reduction, deduction or any compensation whatsoever, Basic Rent in the amount of $47,584.00 per annum which Basic Rent is calculated at the rate of $8.00 per square foot of the rentable area of the Subleased Premises (the "Basic Rent"). Basic Rent is payable on the first day of the month, in advance in equal, consecutive monthly instalments of $3,965.33 and will be prorated on a per them basis, based upon a period of 365 days, for any fractional portion of a month at the beginning of the Term payable at the offices of the Sublandlord.

5. The Subtenant shall pay to the Sublandlord, without reduction, deduction or any compensation whatsoever, its proportionate share (as defined in the Lease) of all real estate taxes and operating expenses (the "Additional Rent") which may be payable by the Sublandlord to the Head Landlord pursuant to the Lease. The Sublandlord estimates but does not warrant that the Subtenant's proportionate share of Additional Rent during the calendar year 1998 will be $11.25 per square foot of rentable area.

       During the Sublease Term, the Subtenant shall pay all water taxes, business taxes and other similar rates and taxes which are or may be payable by it as occupant of the Subleased Premises in the same manner and time as set forth in Section IX of the Lease.

       During the Sublease Term, the Subtenant shall be responsible for the payment of all utilities consumed on or supplied to the Subleased Premises, and for the replacement of standard fluorescent tubes, light bulbs and ballasts as required from time to time as a result of normal usage.

6. The Sublandlord acknowledges the receipt of $71,131.56 to be held by the Sublandlord and to be applied on account of the first six (6) month's Rent falling due hereunder. In the event that the Subtenant is in default of the terms and conditions hereunder, the Sublandlord may, without restricting the other recourses and remedies of the Sublandlord, terminate this Sublease and shall retain the balance of the said deposit remaining at such time.

7. The Subtenant shall at the same time as it shall make payment of rent to the Sublandlord pay all Goods and Services Tax ("GST") and all provincial sales tax ("QST") exigible with respect to such rent pursuant to the Excise Tax Act (Canada) and the applicable provincial laws and regulations. GST and QST shall not be deemed to be additional rent, but the Sublandlord shall have all of the same remedies with respect to collection of GST and QST as it shall have with respect to rent in arrears.

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8.     The Subtenant shall use the Subleased Premises for general office purposes as permitted by the Lease and for no other purpose.

9. The Subtenant acknowledges and agrees that it has inspected the Subleased Premises on November 11, 1998 and that it subleases the Subleased Premises on an "as is, where is" basis, and that it will not require the Sublandlord or the Head Landlord to perform any repairs, replacements or leasehold improvements. The Sublandlord acknowledges and agrees that it will not remove any desks, cabinets and furniture located in the Subleased Premises and that the Subtenant will be permitted to use such desks, cabinets and furniture during the Sublease Term. The Subtenant acknowledges and agrees that it shall not, under any circumstances, remove or dispose of such desks, cabinets and furniture without the prior written consent of the Sublandlord.

10. The Subtenant shall not make any alterations, repairs, changes, additions, fixturing, installations or improvements (hereinafter collectively referred to as "Improvements") to the Subleased Premises without the prior written consent of the Head Landlord and of the Sublandlord, such consents not to be unreasonably withheld. The Subtenant acknowledges and agrees that it is solely responsible for carrying out and completing all Improvements required to permit it to occupy the Subleased Premises and carry on business thereon. All Improvement shall be carried out in accordance with the provisions of
       Section XIII of the Lease. Any fees payable to the Head Landlord under the Lease in respect of Improvements shall be paid by the Subtenant and the Subtenant hereby indemnifies and agrees to hold the Sublandlord harmless from and against all cost, loss or expense in connection with Improvements.

       The Subtenant acknowledges and agrees that, if requested by the Sublandlord at the end of the Sublease Term or earlier termination of this Sublease, as the case may be, the Subtenant will, prior to the end of the Sublease Term or earlier termination of this Sublease, as the case may be, restore the Subleased Premises to the condition which existed immediately prior to the commencement of Improvements.

11. The Sublandlord shall provide to the Subtenant one (1) unreserved parking space in the Building. The Subtenant shall pay to the Sublandlord, as Additional Rent, in advance, on the 1st day of the month for so long as the Subtenant shall use the parking space at the Sublandlord's current monthly parking fee. The Sublandlord's current monthly parking fee may be increased or decreased from time to time during the Sublease Term and any renewals or extensions thereof upon the Sublandlord first giving notice to the Subtenant. As of the date of execution hereof, the Sublandlord's current monthly parking fee is $205.00 per parking space, together with all GST and QST exigible with respect to such payment.
12. The terms and conditions contained in the Lease shall, mutatis mutandis, be deemed to be the terms and conditions herein contained with respect to the Subleased Premises, except where otherwise expressly provided herein, and, except that the covenants on the part of the Head Landlord contained in the Lease shall be deemed not to be contained herein as covenants on the part of the Sublandlord. The Sublandlord hereby assigns to the Subtenant for the Sublease Term such covenants on the part of the Head Landlord (the same being automatically re-assigned to the Sublandlord on the expiry or earlier termination of the Sublease) and that the covenants therein contained on the part of the Sublandlord shall be deemed to be contained herein as covenants on the part of the Subtenant with the Sublandlord.

13. Subject to the due performance of the Subtenant of its obligations and agreements herein contained, the Sublandlord covenants with the
       Subtenant:

       (i)     for quiet possession;

       (ii) that it will pay all rents and other monies due and payable under the terms of the Lease, and

       (iii) that it will perform and observe the covenants, terms and conditions contained in the Lease on its part to be performed and observed, to the extent that the same are not required to be performed or observed by the Subtenant under this Sublease.

14. The Sublandlord represents and warrants to the Subtenant that, as at the date hereof:

       (i) to the best of the Sublandlord's knowledge, each of the Sublandlord and the Head Landlord is in compliance with its respective obligations under the Lease;

       (ii) the Lease has not been amended and remains in full force and effect; and

       (iii) it has full power and authority to enter into and grant this Sublease, subject to the consent of the Head Landlord.

15. The provisions of Section XI of the Lease with respect to assignment and subletting, shall be applicable to any assignment or sublease by the Subtenant. In addition, the Subtenant may not assign or sublet the Subleased Premises without the consent of the Sublandlord which consent may not be unreasonably withheld. All costs and expenses of the Head Landlord and the Sublandlord in connection with any assignment or sublease by the Subtenant shall be payable by the Subtenant.
16. When and whenever the consent of the Sublandlord is required pursuant to the Sublease, such consent shall be deemed to mean the consent of the Sublandlord, acting reasonably (unless otherwise expressly stated).

17. In the event that the Subtenant breaches any covenant or agreement in, or is in any other way in default of, this Sublease, or the Lease, then the Sublandlord shall have such remedies against the Subtenant as those of the Head Landlord against the Sublandlord, pursuant to the Lease.

18. All sums, for rent or otherwise, payable to the Sublandlord under the terms of this

       Sublease, shall bear interest at the floating annual rate of interest determined from time to time by the Sublandlord's chartered bank, plus 5%, as the reference rate it will use to determine rates of interest payable by its borrowers to it on Canadian dollar loans made by it in Canada and designated by it as its "prime rate", in effect on their respective due dates until the actual date of payment.

19. Any notice, demand, request or other instrument which may be or is required to be given under this Sublease shall be delivered in person or sent by registered mail postage prepaid and shall be addressed, if to the Sublandlord, at 154 University Avenue, Toronto, Ontario, M5H 3Z4, or to such other person or at such other address as the Sublandlord designates by written notice and, if to the Subtenant, at the Subleased Premises. Any notice, demand, request or consent is conclusively deemed to have been given or made on the day upon which it is delivered or, if mailed, then seventy-two (72) hours following the date of mailing, as the case may be. Any party may give written notice of any change of its address and thereafter the new address is deemed to be the address of that party for the giving of notices. If the postal service is interrupted or is substantially delayed, any notice, demand, request or other instrument will be delivered in person.

20. This Sublease sets forth all the covenants, promises, agreements, conditions and understandings between the Sublandlord and the Subtenant concerning the Subleased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them or relied upon by the Subtenant to induce it to enter into this Sublease, other than are herein set forth. Except as herein otherwise provided, no alteration, amendment, change or addition to this Sublease shall be binding upon the Sublandlord or the Subtenant unless in writing and signed by the Subtenant and the Sublandlord.

21. It is expressly understood and agreed between the parties hereto that Sections 2, 3, 22, 23 and 24 of Schedule "D" of the Lease do not apply to this Sublease.

22. The Subtenant acknowledges that it has reviewed the Lease (attached as Schedule "A" hereto) prior to the execution of the Sublease and is satisfied with all terms and conditions contained therein.

23. The Subtenant shall not register this Sublease without the written consent of the Head Landlord and of the Sublandlord. However, upon the request of the Subtenant, the Sublandlord will join in the execution of a memorandum or notice of this Sublease for the purpose of registration. This memorandum or notice shall describe the parties, the Subleased Premises and the Sublease Term and shall be prepared and registered at the expense of the Subtenant. Should this Sublease be registered by the Subtenant, the Subtenant shall, at the termination thereof, cause same to be discharged from title to the Subleased Premises at its expense, failing which the Sublandlord will have the right to cause such discharge and charge the Subtenant with the cost of same.

24. This Sublease is conditional upon obtaining the Head Landlord's consent to it.

25. This Sublease shall be governed by and construed in accordance with the laws of the Province of Quebec.

26. This Sublease shall extend to, be binding upon and enure to the benefit of the parties hereto and their respective permitted, successors and assigns.

27. The Sublandlord covenants to provide copies of all correspondence received from the Head Landlord or any third parties concerning the Subleased Premises, and which affects the Subtenant, within two (2) business days of receipt of same.

28. The Subtenant covenants to provide copies of all correspondence received from the Head Landlord or any third parties concerning the Subleased Premises, and which affects the Sublandlord, within two (2) business days of receipt of same.

29. Tel que covenu par le Sous-Locataire et le Sous-Bailleur, ce document a ete redige en anglais. / As agreed by both the Subtenant and the Sublandlord, this document has been drawn up in English.







IN WITNESS WHEREOF the parties hereto have executed these presents.

                                UBS BANK (CANADA) (formerly Union Bank of
                                Switzerland (Canada))

                                Per:  /S/ Beat Guldimann
                                    -------------------------------------
                                    Name:  Beat Guldimann
                                    Title: Chief Executive Officer

                                Per:  /S/ Al Van de Mosselaer
                                    -------------------------------------
                                    Name:  Al Van de Mosselaer
                                    Title: Associate Director

                                I/We have authority to bind the Corporation.

                                3423336 CANADA LTD.

                                Per:  /S/ George Tsoukas
                                    -------------------------------------
                                   Name:  George Tsoukas
                                   Title:

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